U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10
(Amendment No. 2)

GENERAL FORM FOR REGISTRATION OF SECURITIES
UNDER SECTION 12(B) OR (G) OF THE SECURITIES EXCHANGE ACT OF 1934

Commission file number 000-54548'

Accelerated Acquisition XVI, Inc.
(Name of Small Business Issuer in its charter)

Delaware	45-3743339
(State or other jurisdiction of	(I.R.S. employer
incorporation or formation)	identification number)

c/o Accelerated Venture Partners
1840 Gateway Drive, Suite 200
Foster City, CA	94404
(Address of principal executive offices)	(Zip Code)

Issuer's telephone number: (650) 283-2653
Facsimile number: (650) 378-1399
Email tneher@accelvp.com

Securities to be registered under Section 12(b) of the Act: none

Securities to be registered under Section 12(g) of the Exchange Act:

Name of Exchange on which to be so
Title of each class	registered each class is to be registered

Common Stock, $.0001	N/A

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer or a small reporting company. See definition of “large accelerated filer”, “accelerated filer” and “small reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer [ ]   Accelerated filer [ ] Non-accelerated filer [ ] Small reporting company [ X ]

ITEM 1. BUSINESS.

(a) Business Development

Accelerated Acquisition XVI, Inc. (“we”, “us”, “our”, the "Company" or the "Registrant") was incorporated in the State of Delaware on October 21, 2011. Since inception, the Company has been engaged in organizational efforts and obtaining initial financing. The Company was formed as a vehicle to pursue a business combination and has made no efforts to identify a possible business combination. As a result, the Company has not conducted negotiations or entered into a letter of intent concerning any target business. The business purpose of the Company is to seek the acquisition of, or merger with, an existing company. The Company selected September 30th as its fiscal year end.

(b) Business of Issuer

The Company, based on proposed business activities, is a "blank check" company. The U.S. Securities and Exchange Commission (the “SEC”) defines those companies as "any development stage company that is issuing a penny stock, within the meaning of Section 3 (a)(51) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies." Under SEC Rule 12b-2 under the Securities Act of 1933, as amended (the “Securities Act”), the Company also qualifies as a “shell company,” because it has no or nominal assets (other than cash) and no or nominal operations. Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in our securities, either debt or equity, until we have successfully concluded a business combination. The Company intends to comply with the periodic reporting requirements of the Exchange Act for so long as it is subject to those requirements.

The Company was organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation. The Company’s principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. The Company will not restrict its potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business.

            Mr. Neher the president, director and indirect beneficial shareholder of the Company is also the president, director and beneficial shareholder of Accelerated Venture Partners LLC “Accelerated” or “AVP”.  Accelerated has no substantial assets and operations other than that derived from the ownership of blank check companies.  Accelerated’s primary source of funding is Mr. Neher. Accelerated assists companies in becoming public reporting companies and with introductions to the financial community.  To become a public company, Accelerated may recommend that a company file a registration statement, most likely on Form S-1, or alternatively that a company first effect a business combination with Registrant and then subsequently file a registration statement.  A company may choose to effect a business combination with Registrant before filing a registration statement as such method may be an effective way to obtain exposure to the brokerage community.

Accelerated will typically enter into an agreement with the target company for assisting it to become a public reporting company and for the preparation and filing of a registration statement and the introduction to brokers and market makers.  The target company may pay Accelerated for such services.  Such services include, if appropriate, the use of Accelerated Acquisition XVI Inc.  The Company will only be used as part of such process and is not offered for sale.  If the target company chooses to enter into business combination with the Company, the registration statement will be prepared after such business combination.  The terms of a business combination may provide for redemption of all or part of their stock in the Company, usually at par. Transactions related to any resales of the registrant’s securities by Accelerated Venture Partners LLC or an affiliate of registrant to any consultants would be subject to the restrictions of Rule 144(i) of regulation C.

    The analysis of new business opportunities will be undertaken by or under the supervision of Accelerated and Mr. Neher the sole officer and director of the Registrant. As of this date the Company has not entered into any definitive agreement with any party, nor have there been any specific discussions with any potential business combination candidate regarding business opportunities for the Company. The Registrant has unrestricted flexibility in seeking, analyzing and participating in potential business opportunities. Accelerated  may enter into agreements with consultants to assist it in locating a target company and may share stock received by it or an affiliate in the Company with or grant options on such stock to, such referring consultants and may make payment to such consultants from its own resources. There is no minimum or maximum amount of stock, options, or cash that Accelerated may grant or pay to such consultants. Accelerated is solely responsible for the costs and expenses of its activities in seeking a potential target company, including any agreements with consultants and the Company has no obligation to pay any costs incurred or negotiated by Accelerated. Accelerated has not entered into any consulting agreements, offered any stock or cash compensation in any prior blank check business combinations.

    Accelerated may seek to locate a target company through solicitation. Such solicitation may include newspaper or magazine advertisements, mailings and other distributions to law firms, accounting firms, investment bankers, financial advisors and similar persons, the use of one or more web sites and similar methods. Accelerated may utilize consultants in the business and financial communities for referrals of potential target companies.  However, there has been no single successful method of solicitation used in the past, only a combination of different methods resulted in a business combination and there is no assurance that Accelerate or Registrant will locate a target company for a business combination.

 In the evaluation of potential target companies the Company will ensure that the target company has the necessary cash resources to meet per determined obligations that may be different from time to time to become a public company and continue reporting as required by the SEC. These obligations include compensation to be received by Accelerated Venture Partners, LLC Mr. Neher, other affiliates, the company, ongoing legal fees, audit fees and filing fees.  The financial capabilities of the target company have affected the decisions of a business combination for blank check companies Mr. Neher has been involved in the past and will affect the decision to precede with a business combination with the Registrant.

Aspects of a Reporting Company

    Mr. Neher the sole officer and director  believes the Company will offer owners of business opportunities the opportunity to acquire a controlling ownership interest in a public company at substantially less initial cost than is required to conduct an initial public offering. Upon the consummation of a Business Combination, the Company is required to file within four business days with the Securities and Exchange Commission a current report on Form 8-K to disclose the Business Combination, the terms of the transaction and a description of the business and management of the Target Business, among other things, and will include audited consolidated financial statements of the Company giving effect to the Business Combination.

    The owners of the business opportunities will, however, incur significant post-merger or acquisition registration costs in the event they wish to register a portion of their shares for subsequent sale.  The Company will also incur significant legal and accounting costs in connection with the acquisition of a business opportunity including the costs of preparing post-effective amendments, Forms 8-K, agreements and related reports and documents nevertheless, the officer and directors of the Company has not conducted market research and are not aware of statistical data which would support the perceived benefits of a merger or acquisition transaction for the owners of a business opportunity, as opposed to engaging in an initial public offering or registering their existing company on Form 10.  The total costs of effecting a reverse merger with the Company will likely be the same as if the business opportunity filed its own Exchange Act registration statement. A shell company (such as the Company) which already has registered its common stock on a Form 10, presents to many prospective business opportunities the perceived advantage of having passed one of the regulatory requirements (registration under Section 12 of the Securities Exchange Act) which is required for listing of the common stock on a national securities exchange or other US trading market.  On its part, the Company will likely be required, as a condition of any acquisition transaction, to retire any existing liabilities it may have and indemnify the incoming business opportunity for any unknown liabilities. Since the Company will not engage in business operations, its only expected liabilities would be for legal, accounting, and transfer agent services, for payment of its annual franchise fees, and other fees and expenses which would be arranged for by management.

Our shares of common stock are not registered under the securities laws of any state or other jurisdiction, and accordingly there is no public trading market for our common stock. Further, no public trading market is expected to develop in the foreseeable future unless and until the Company completes a business combination with an operating business and the Company thereafter files a registration statement under the Securities Act. Therefore, outstanding shares of our common stock cannot be offered, sold, pledged or otherwise transferred unless subsequently registered pursuant to, or exempt from registration under, the Securities Act and any other applicable federal or state securities laws or regulations. Shares of our common stock cannot be sold under the exemptions from registration provided by Rule 144 under or Section 4(1) of the Securities Act (“Rule 144”) so long as the Company is designated a “shell company” and for 12 months after it ceases to be a “shell company”, provided the Company otherwise is in compliance with the applicable rules and regulations. Compliance with the criteria for securing exemptions under federal securities laws and the securities laws of the various states is extremely complex, especially in respect of those exemptions affording flexibility and the elimination of trading restrictions in respect of securities received in exempt transactions and subsequently disposed of without registration under the Securities Act or state securities laws.

Challenges of public reporting company

 Companies and their directors and officers are facing intense scrutiny from regulators, stock exchanges, institutional investors, shareholders and the media. Regulators have been very active in imposing new governance and disclosure requirements and are increasingly vigilant in enforcing those requirements, particularly in the wake of the recent financial market turmoil. In addition, directors' duties, conflicts of interests and processes of deliberation are being scrutinized more closely by investors and the courts, significantly increasing the exposure of directors to lawsuits and potential liability. These developments, and others, have created new risks for public companies and their directors and officers. The CEO and CFO of every public company are required to personally stand behind financial statements and other documents. They must personally certify several aspects of the company's disclosure including the integrity of interim and annual filings, design and evaluation, and disclosure of conclusions as to the effectiveness, of disclosure controls and procedures and design of, and disclosure of material changes in, internal control over financial reporting.

 The CEO and CFO of every public company (except investment funds) are also required to provide expanded certifications with respect to its internal control over financial reporting (ICFR). Specifically, CEOs and CFOs are required to certify annually that they have evaluated, or caused to be evaluated under their supervision, the effectiveness of the company's ICFR; and disclosed in the annual management's discussion and analysis (MD&A) their conclusions about the effectiveness of the company's ICFR.

 The corporate governance guidelines deal with matters such as board composition; meetings of independent directors; board mandate; position descriptions of the CEO, board and committee chairs; orientation and continuing education; code of business conduct and ethics; nomination of directors; compensation; and regular board assessments.

Potential Target Companies

In its efforts to analyze potential acquisition targets, the Registrant will consider the following kinds of factors:

(a)  Potential for growth, indicated by new technology, anticipated market expansion or new products;

(b) Competitive position as compared to other firms of similar size and experience within the industry segment as well as within the industry as a whole;

(c)  Strength and diversity of management, either in place or scheduled for recruitment;

(d)  Capital requirements and anticipated availability of required funds, to be provided by the Registrant or from operations, through the sale of additional securities, through joint ventures or similar arrangements or from other sources;

(e)  The cost of participation by the Registrant as compared to the perceived tangible and intangible values and potentials;

(f)  The extent to which the business opportunity can be advanced;

(g)  The accessibility of required management expertise, personnel, raw materials, services, professional assistance and other required items; and

(h)  Other relevant factors.

In applying the foregoing criteria, no one of which will be controlling, Nr. Neher will attempt to analyze all factors and circumstances and make a determination based upon reasonable investigative measures and available data. Potentially available business opportunities may occur in many different industries, and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. In previous blank check companies, Accelerated and Mr. Neher were involved with business combinations with target companies in various unrelated business sectors involving blank check shell companies which they controlled. The target companies generally had complete business plans, completed product development and had products or services ready to launch into their respective markets with the necessary cash resources to continue as a public entity.  As of January 20, 2012 the Company has no revenue or profits. Due to the Registrant's limited capital available for investigation, the Registrant may not discover or adequately evaluate adverse facts about the opportunity to be acquired.

If the Company engages in an offering of our securities, any resales of our securities will require registration in an offering subject to Rule 419. The Securities and Exchange Commission has adopted a rule (Rule 419) which defines a blank-check company as (i) a development stage company, that is (ii) offering penny stock, as defined by Rule 3a51-1, and (iii) that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies. Should we conduct an offering of our securities, before we complete a business combination with an operating company, the Company would be considered a blank check company within the meaning of Rule 419 and any sales or resales of the stock issued in the offering would require a registration under the Securities Act of 1933, as amended, in an offering subject to Rule 419, unless there exists a transaction or security exemption for such sale under the Securities Act of 1933, as amended.

Mr. Neher, the sole officer, director and indirect beneficial shareholder has no intentions of engaging in any transactions with respect to the Company's Common Stock except in connection with or following a business combination resulting in the Company no longer being defined as a blank check issuer. In prior blank check companies, Mr. Neher or his affiliates purchased shares from the companies when incorporated and in all cases has tendered a certain number of shares back for cancellation in connection with the change of control of the Company. Neither Mr. Neher nor his affiliates have engaged in the sale of any securities they hold before or after a business combination.  Shares issued to a third party in connection with a change of control have, in all cases, been shares which are newly-issued by the Company (See “Prior Blank Check Company Experience”, page 20). Any transactions in our Common Stock by any shareholder will require compliance with the applicable registration requirements under the Securities Act of 1933 or Securities Exchange Act of 1934, as amended.Any transactions in our Common Stock by said shareholder will require compliance with the registration requirements under the Securities Act of 1933, as amended.

FORM OF ACQUISITION

The manner in which the Registrant participates in an opportunity will depend upon the nature of the opportunity, the respective needs and desires of the Registrant and the promoters of the opportunity, and the relative negotiating strength of the Registrant and such promoters.

It is likely that the Registrant will acquire its participation in a business opportunity through the issuance of common stock or other securities of the Registrant. Although the terms of any such transaction cannot be predicted, it should be noted that in certain circumstances the criteria for determining whether or not an acquisition is a so-called "tax free" reorganization under Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code") depends upon whether the owners of the acquired business own 80% or more of the voting stock of the surviving entity. If a transaction were structured to take advantage of these provisions rather than other "tax free" provisions provided under the Code, all prior stockholders would in such circumstances retain 20% or less of the total issued and outstanding shares of the surviving entity. Under other circumstances, depending upon the relative negotiating strength of the parties, prior stockholders may retain substantially less than 20% of the total issued and outstanding shares of the surviving entity. This could result in substantial additional dilution to the equity of those who were stockholders of the Registrant prior to such reorganization. We do not intend to supply disclosure to shareholders concerning a target company prior to the consummation of a business combination transaction, unless required by applicable law or regulation.  In the event a proposed business combination involves a change in majority of directors, we will file and provide to shareholders a Schedule 14F-1, which shall include, information concerning the target company, as required. We will file a current report on Form 8-K, as required, within four business days after a business combination which results in ceasing to be a shell company. This Form 8-K will include complete disclosure of the target company, including audited financial statements.

The present stockholder of the Registrant will likely not have control of a majority of the voting securities of the Registrant following a reorganization transaction. As part of such a transaction, the Registrant's sole director may resign and one of more new directors may be appointed without any vote by stockholders.

    In the case of an acquisition, the transaction may be accomplished upon the sole determination of management without any vote or approval by stockholders. For example, we may enter into an acquisition by way of a “triangular” merger with a target company. Under this commonly used structure, we would create an acquisition subsidiary specific for the transaction. That subsidiary would enter into a merger agreement with the target company, to which we would also be a party as our company would be providing the merger consideration. Such a structure would not require the approval of our shareholders, although certain aspects of such transaction could require such approvals, such as any resulting changes to our articles of incorporation.  In the case of a statutory merger or consolidation directly involving the Company, it will likely be necessary to call a stockholders’ meeting and obtain the approval of the holders of a majority of the outstanding securities.  The necessity to obtain such stockholder approval may result in delay and additional expense in the consummation of any proposed transaction and will also give rise to certain appraisal rights to dissenting stockholders.  Most likely, management will seek to structure any such transaction so as not to require stockholder approval.
It is anticipated that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial cost for accountants, attorneys and others. If a decision is made not to participate in a specific business opportunity, the costs theretofore incurred in the related investigation might not be recoverable. Furthermore, even if an agreement is reached for the participation in a specific business opportunity, the failure to consummate that transaction may result in the loss to the Registrant of the related costs incurred.

We presently have no employees apart from Mr. Neher who is our sole officer, director and indirect beneficial shareholder. He is engaged in outside business activities that include being the president of Accelerated Venture Partners LLC, a private company. Mr. Neher is also CEO of Mikojo Inc. a public company that has not filed its Form 10K that was due September 30, 2011 or its form 10Q that was due November 15, 20011 with the SEC due to restructuring and intends to have its  filings current on or before January 31, 2012 and filed two other form 10 registration statements on November 8, 2011 the same date as the Company for Accelerated Acquisition XV, Inc. and Accelerated Acquisition XVII where he is the sole officer and director.  Mr. Neher anticipates that he will devote an estimated eight hours a week to our business until the acquisition of a successful business opportunity has been identified. We expect no significant changes in the number of our employees other than such changes, if any, incident to a business combination.

(c) Reports to security holders.

(1) The Company will comply with all required disclosure needing to be distributed to security holders including the delivery of an annual report when required.

(2) The Company will file reports with the SEC. The Company will be a reporting company and will comply with the requirements of the Exchange Act.

(3) The public may read and copy any materials the Company files with the SEC in the SEC's Public Reference Section, Room 1580, 100 F Street N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Section by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which can be found at http://www.sec.gov.

ITEM 1A.  RISK FACTORS

The business of Accelerated Acquisition XVI, Inc. is subject to numerous risk factors, including the following:

 The Company has no operating history nor revenue with minimal assets and operates at a loss and its continuation as a going concern is dependent upon support from its stockholders or obtaining additional capital.

    The Company has had no operating history nor any revenues or earnings from operations.  The Company has no significant assets or financial resources. As of January 5, 2012 the Company has not generated revenues and has no income or cash flows from operations since inception. The Registrant has sustained losses to date and will, in all likelihood, continue to sustain expenses without corresponding revenues, at least until the consummation of a business combination.

           The continuation of the Company as a going concern is dependent upon financial support from its stockholders, the ability of the Company to obtain necessary equity financing to continue operations, successfully locating and negotiate with a business entity for the combination of that target company with Registrant.  Accelerated  a company affiliated with management, will pay all expenses incurred by the Company until a business combination is effected, without repayment and no loan agreement or other contract has been entered into regarding such payment by Accelerated .. There is no assurance that the Company will ever be profitable.

Our auditors have expressed substantial doubt about our ability to continue as a going concern.

        Our audited financial statements from October 21, 2011 inception through November 7, 2011 were prepared assuming that we will continue our operations as a going concern. We were incorporated on October 21,2011and do not have a history of earnings. As a result, our independent accountants in their audit report have expressed substantial doubt about our ability to continue as a going concern. Continued operations are dependent on our ability to complete equity or debt financings or generate profitable operations. Such financings may not be available or may not be available on reasonable terms. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty.

The nature of our operations is highly speculative and our success will depend to a great extent on the operations, financial condition and management of any business we acquire, and, accordingly,  even if we complete an acquisition, there is a consequent risk of loss of your investment.

           The nature of our operations is highly speculative and the success of our plan of operation will depend to a great extent on the operations, financial condition and management of an identified business opportunity. We cannot assure you that we will be successful in locating candidates with established operating histories. In the event we complete a business combination with a privately held company, the success of our operations may be dependent upon management of the successor firm and numerous other factors beyond our control.  Accordingly, even if we complete an acquisition, there is a risk of loss of your investment.

Conflicts of interest between the Company and its officer and director may impede the operational ability of the Company.

                Our sole officer and director is engaged in outside business activities, which may result in a conflict of interest in allocating his time between our operations and his other business activities. We do not intend to have any full time employees prior to the consummation of a business combination. If our sole officer and director's other business affairs requires him to devote more substantial amounts of time to such affairs, it could limit his ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination. We cannot assure you that these conflicts will be resolved in our favor. Moreover, Mr. Neher is also the sole officer and director of , Accelerated Acquisition XV and XVII, which are other blank check companies with identical structure and business purpose as ours. As a result, Mr. Neher will probably only be able to devote time to an acquisition for one of the three companies at any one time. See "Conflicts of Interest."

              Mr. Neher, the sole officer and director of the Company, participates in other business ventures which may compete directly with the Company.  Additional conflicts of interest and non-arms length transactions may also arise in the future.  The terms of a business combination may include such terms as Accelerated providing services to the Company after a business combination.  Such services may include the preparation and filing of a registration statement or financial consulting services to allow the public trading of the Company's securities and the introduction to brokers and market makers. Such benefits may influence Mr. Neher’s choice of a target company. To minimize the conflict of interest, Accelerated only engages in consulting services with the company after a successful business combination has been completed and Mr. Neher has completely resigned from the company and Accelerated is a minority shareholder.

             As a result, conflicts of interest may arise that can be resolved only through Mr. Neher’s exercise of such judgment as is consistent with his fiduciary duties to the Company and he is legally required to make the decision based upon the best interests of the Company and the Company's other shareholders, rather than his own personal pecuniary benefit.

Our business is difficult to evaluate because we have no operating history.

As the Company has no operating history or revenue and only minimal assets, there is a risk that we will be unable to consummate a business combination. The Company has had no recent operating history nor any revenues or earnings from operations since inception. We have no significant assets or financial resources. We will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a business combination. Accelerated  a company affiliated with management, will pay all expenses incurred by the Company until a business combination is effected, without repayment and no loan agreement or other contract has been entered into regarding such payment by Accelerated .. We cannot assure you that we can identify a suitable business opportunity and consummate a business combination.

There is competition for those private companies suitable for a merger transaction of the type contemplated by management.

The Company is in a highly competitive market for a small number of business opportunities which could reduce the likelihood of consummating a successful business combination. We are and will continue to be an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of small private and public entities. A large number of established and well-financed entities, including small public companies and venture capital firms, are active in mergers and acquisitions of companies that may be desirable target candidates for us. Nearly all these entities have significantly greater financial resources, technical expertise and managerial capabilities than we do; consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. These competitive factors may reduce the likelihood of our identifying and consummating a successful business combination.

We are a development stage company, and our future success is highly dependent on the ability of management to locate and attract a suitable acquisition.

We were incorporated in October 2011 and are considered to be in the development stage. The nature of our operations is highly speculative, and there is a consequent risk of loss of your investment. The success of our plan of operation will depend to a great extent on the operations, financial condition and management of the identified business opportunity. While Mr. Neher intends to seek business combination(s) with entities having established operating histories, we cannot assure you that we will be successful in locating candidates meeting that criterion. In the event we complete a business combination, the success of our operations may be dependent upon management of the successor firm or venture partner firm and numerous other factors beyond our control.

The Company has no existing agreement for a business combination or other transaction.

We have no arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with or acquisition of, a private or public entity. No assurances can be given that we will successfully identify and evaluate suitable business opportunities or that we will conclude a business combination. Mr. Neher or Accelerated has not identified any particular industry or specific business within an industry for evaluation. We cannot guarantee that we will be able to negotiate a business combination on favorable terms, and there is consequently a risk that funds allocated to the purchase of our shares will not be invested in a company with active business operations.

Mr. Neher intends to devote only a limited amount of time to seeking a target company which may adversely impact our ability to identify a suitable acquisition candidate.

We presently have no employees apart from Mr. Neher who is our sole officer, director and indirect beneficial shareholder. He is engaged in outside business activities that include being the president of Accelerated Venture Partners LLC, a private company. Mr. Neher is also CEO of Mikojo Inc. a public company that has not filed its Form 10K that was due September 30, 2011 or its form 10Q that was due November 15, 20011 with the SEC due to restructuring and intends to have its  filings current on or before January 31, 2012and filed two other form 10 registration statements on November 8, 2011 the same date as the Company for Accelerated Acquisition XV, Inc. and Accelerated Acquisition XVII where he is the sole officer and director.  Mr. Neher anticipates that he will devote an estimated eight hours a week to our business until the acquisition of a successful business opportunity has been identified. We expect no significant changes in the number of our employees other than such changes, if any, incident to a business combination.

The current difficult economic climate may affect our ability to pursue a successful business combination.

               Current economic and financial conditions are volatile. Business and consumer concerns over the economy, geopolitical issues, the availability and cost of credit, the U.S. financial markets and the national debt have contributed to this volatility. These factors, combined with declining and failing businesses, reduced consumer confidence and increased unemployment, have caused a global slow-down. We cannot accurately predict how long these current economic conditions will persist, whether the economy will deteriorate further and how we will be affected.

There is no assurance that the Company will ever be profitable.

           The Company has no operations nor does it currently engage in any business activities generating revenues.  The Company's principal business objective for the following 12 months is to achieve a business combination with a target company.

          The Company anticipates that during the 12 months following the date of this registration statement, it will incur costs related to (i) filing reports as required by the Securities Exchange Acct of 1934, including accounting fee and (ii) payment of annual corporate fees.  It is anticipated that such expenses will not exceed $5,000 although Accelerated Venture Partners, LLC, has not set a limit on the amount of expenses it will pay on behalf of the Company.  Accelerated Venture Partners, LLC, , will pay all expenses incurred by the Company until a business combination is effected, without repayment and no loan agreement or other contract has been entered into regarding such payment by Accelerated..

The time and cost of preparing a private company to become a public reporting company may preclude us from entering into a merger or acquisition with the most attractive private companies.

Target companies that fail to comply with SEC reporting requirements may delay or preclude acquisition. Sections 13 and 15(d) of the Exchange Act require reporting companies to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one, two, or three years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare these statements may significantly delay or essentially preclude consummation of an acquisition. Otherwise suitable acquisition prospects that do not have or are unable to obtain the required audited statements may be inappropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.

The Company may be subject to further government regulation which would adversely affect our operations.

Although we will be subject to the reporting requirements under the Exchange Act, management believes we will not be subject to regulation under the Investment Company Act of 1940, as amended (the “Investment Company Act”), since we will not be engaged in the business of investing or trading in securities. If we engage in business combinations which result in our holding passive investment interests in a number of entities, we could be subject to regulation under the Investment Company Act. If so, we would be required to register as an investment company and could be expected to incur significant registration and compliance costs. We have obtained no formal determination from the SEC as to our status under the Investment Company Act and, consequently, violation of the Investment Company Act could subject us to material adverse consequences.

Any potential acquisition or merger with a foreign company may subject us to additional risks.

If we enter into a business combination with a foreign company, we will be subject to risks inherent in business operations outside of the United States. These risks include, for example, currency fluctuations, regulatory problems, punitive tariffs, unstable local tax policies, trade embargoes, risks related to shipment of raw materials and finished goods across national borders and cultural and language differences. Foreign economies may differ favorably or unfavorably from the United States economy in growth of gross national product, rate of inflation, market development, rate of savings, and capital investment, resource self-sufficiency and balance of payments positions, and in other respects.

There is currently no trading market for our common stock, and liquidity of shares of our common stock is limited.

Our shares of common stock are not registered under the securities laws of any state or other jurisdiction, and accordingly there is no public trading market for our common stock. Further, no public trading market is expected to develop in the foreseeable future unless and until the Company completes a business combination with an operating business and the Company thereafter files a registration statement under the Securities Act. Therefore, outstanding shares of our common stock cannot be offered, sold, pledged or otherwise transferred unless subsequently registered pursuant to, or exempt from registration under, the Securities Act and any other applicable federal or state securities laws or regulations. Shares of our common stock including shares issued to Accelerated Venture Partners, LLC cannot be sold before or after an acquisition under the exemptions from registration provided by Rule 144 under or Section 4(1) of the Securities Act (“Rule 144”) so long as the Company is designated a “shell company” and for 12 months after it ceases to be a “shell company”, provided the Company otherwise is in compliance with the applicable rules and regulations. Compliance with the criteria for securing exemptions under federal securities laws and the securities laws of the various states is extremely complex, especially in respect of those exemptions affording flexibility and the elimination of trading restrictions in respect of securities received in exempt transactions and subsequently disposed of without registration under the Securities Act or state securities laws.

There are issues impacting liquidity of our securities with respect to the SEC’s review of a future resale registration statement.

Since our shares of common stock issued prior to a business combination or reverse merger cannot currently, nor will they for a considerable period of time after we complete a business combination, be available to be offered, sold, pledged or otherwise transferred without being registered pursuant to the Securities Act, we will likely file a registration statement on Form S-1, or some other available form, to register for resale such shares of common stock. We cannot control this future registration process in all respects as some matters are outside our control. Even if we are successful in causing the effectiveness of the resale registration statement, there can be no assurances that the occurrence of subsequent events may not preclude our ability to maintain the effectiveness of the registration statement. Any of the foregoing items could have adverse effects on the liquidity of our shares of common stock.

In addition, the SEC has developed internal guidelines concerning the use of a resale registration statement to register the securities issued to certain investors in private investment in public equity (PIPE) transactions, where the issuer does not qualify to file a Registration Statement on Form S-3 to register its securities. The SEC has taken the position that these smaller issuers may not be able to rely on Rule 415 under the Securities Act (“Rule 415”), which generally permits the offer and sale of securities on a continued or delayed basis over a period of time, but instead would require that the issuer offer and sell such securities in a direct or "primary" public offering, at a fixed price, if the facts and circumstances are such that the SEC believes the investors seeking to have their shares registered are underwriters and/or affiliates of the issuer. It appears that the SEC in most cases will permit a registration for resale of up to one third of the total number of shares of common stock then currently owned by persons who are not affiliates of such issuer and, in some cases, a larger percentage depending on the facts and circumstances. Staff members also have indicated that an issuer in most cases will have to wait until the later of six months after effectiveness of the first registration or such time as substantially all securities registered in the first registration are sold before filing a subsequent registration on behalf of the same investors. Since, following a reverse merger or business combination, we may have little or no tradable shares of common stock, it is unclear as to how many, if any, shares of common stock the SEC will permit us to register for resale, but SEC staff members have indicated a willingness to consider a higher percentage in connection with registrations following reverse mergers with shell companies such as the Company. The SEC may require as a condition to the declaration of effectiveness of a resale registration statement that we reduce or “cut back” the number of shares of common stock to be registered in such registration statement. The result of the foregoing is that a stockholder’s liquidity in our common stock may be adversely affected in the event the SEC requires a cut back of the securities as a condition to allow the Company to rely on Rule 415 with respect to a resale registration statement, or, if the SEC requires us to file a primary registration statement.

We have never paid dividends on our common stock.

We have never paid dividends on our common stock and do not presently intend to pay any dividends in the foreseeable future. We anticipate that any funds available for payment of dividends will be re-invested into the Company to further its business strategy.

The Company may be subject to certain tax consequences in our business, which may increase our cost of doing business.

We may not be able to structure our acquisition to result in tax-free treatment for the companies or their stockholders, which could deter third parties from entering into certain business combinations with us or result in being taxed on consideration received in a transaction. Currently, a transaction may be structured so as to result in tax-free treatment to both companies, as prescribed by various federal and state tax provisions. We intend to structure any business combination so as to minimize the federal and state tax consequences to both us and the target entity; however, we cannot guarantee that the business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes that may have an adverse effect on both parties to the transaction.

Our business will have no revenue unless and until we merge with or acquire an operating business.

We are a development stage company and have had no revenue from operations. We may not realize any revenue unless and until we successfully merge with or acquire an operating business.

The Company intends to issue more shares in a merger or acquisition, which will result in substantial dilution.

Our Certificate of Incorporation authorizes the issuance of a maximum of 100,000,000 shares of common stock and a maximum of 10,000,000 shares of preferred stock. Any merger or acquisition effected by us may result in the issuance of additional securities without stockholder approval and may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. Moreover, the common stock issued in any such merger or acquisition transaction may be valued on an arbitrary or non-arm’s-length basis by our management, resulting in an additional reduction in the percentage of common stock held by our then existing stockholders. Our Board of Directors has the power to issue any or all of such authorized but unissued shares without stockholder approval. To the extent that additional shares of common stock or preferred stock are issued in connection with a business combination or otherwise, dilution to the interests of our stockholders will occur and the rights of the holders of common stock might be materially adversely affected.

Our sole stockholder may engage in a transaction to cause the Company to repurchase its shares of common stock.

In order to provide an interest in the Company to a third party, our sole stockholder Accelerated may choose to cause the Company to sell Company securities to one or more third parties, with the proceeds of such sale(s) being utilized by the Company to repurchase shares of common stock held by it. As a result of such transaction, our management, principal stockholder(s) and Board of Directors may change. Accelerated Venture Partners LCC has controlled blank check companies in the pass has transferred control of Accelerated Acquisition I, Inc, Accelerated Acquisition II, Inc,, Accelerated Acquisition III, Inc,  Accelerated Acquisition IV, Inc,  Accelerated Acquisition V, Inc, Accelerated Acquisition X, Inc, Accelerated Acquisition XI, Accelerated Acquisition XII, Inc, Accelerated Acquisition XIII, Inc. and Accelerated Acquisition XIV, Inc through the sale of their stock and tendering of Accelerated shares. Management is the past mentioned transaction has always changed and it is extremely likely to change if the Company uses the same structure. Once the business combination is completed the Company may enter into a consulting agreement with Accelerated that may include stock options that could be repurchased by the company affecting only those shares issued to Accelerated. SEE “FINANCIAL INFORMATION” ITEM 2, FOR MORE INFORMAION ON ACCELERATED VENTURE PARTNERS PAST TRANSACTIONS

The Company has conducted no market research or identification of business opportunities, which may affect our ability to identify a business to merge with or acquire.

The Company has not conducted market research concerning prospective business opportunities, nor have others made the results of such market research available to the Company. Therefore, we have no assurances that market demand exists for a merger or acquisition as contemplated by us. Mr. Neher has not identified any specific business combination or other transactions for formal evaluation by us, such that it may be expected that any such target business or transaction will present such a level of risk that conventional private or public offerings of securities or conventional bank financing will not be available. There is no assurance that we will be able to acquire a business opportunity on terms favorable to us. Decisions as to which business opportunity to participate in will be unilaterally made by our management, which may act without the consent, vote or approval of our stockholders.

Because we may seek to complete a business combination through a “reverse merger”, following such a transaction we may not be able to attract the attention of major brokerage firms.

            Additional risks may exist since we will assist a privately held business to become public through a “reverse merger.” Securities analysts of major brokerage firms may not provide coverage of our Company since there is no incentive to brokerage firms to recommend the purchase of our common stock. Furthermore, The Nasdaq Stock Market, New York Stock Exchange and NYSE Amex have adopted additional initial listing requirements for companies that go public through a reverse merger or similar transaction (“Reverse Merger companies”) to become exchange listed. Specifically, the new requirements would prohibit a Reverse Merger company from listing its shares on all three major U.S. stock exchanges until:

•
The Company (i) has completed a one-year pre-listing “seasoning period” by trading in the U.S. over-the-counter market or on another regulated U.S. or foreign exchange following the reverse merger and (ii) has timely filed all required reports with the SEC (essentially requiring at least one full fiscal year of the Reverse Merger company’s periodic reports, including a Form 10-K with audited historical financial statements), and

•
The Company has maintained the requisite minimum share price ($4 in the case of Nasdaq and the New York Stock Exchange and $3 for NYSE Amex) in the over-the counter market for a sustained period, and also for at least 30 of the 60 trading days immediately prior to submitting its listing application and the exchange’s decision to approve the application for listing (to counter any temporary effect of artificial stock manipulation or a company’s reverse stock split).

          The additional  listing requirements would not apply to a Reverse Merger company’s listing application if (i) the listing is in connection with a firm commitment underwritten public offering providing gross proceeds to the company of at least $40 million or (ii) the reverse merger occurred five or more years before applying to list so that at least four annual reports on Form 10-K with audited historical financial information have been filed by the company with the SEC following the one-year trading period. No assurance can be given that brokerage firms will want to conduct any secondary offerings on behalf of our post-merger company in the future.

The Company will seek only one business combination and as such there is no diversification of investment.

 The purpose of the Company is to seek, and acquire an interest in a business entity which desires to seek the perceived advantages of a corporation which has a class of securities registered under the Exchange Act.  The Company may participate in a business venture of virtually any kind or nature and it will not restrict its search to any specific business, industry, or geographical location.  Mr. Neher anticipates that the Company will be able to participate in only one potential business venture because the Company has nominal assets and limited financial resources.  This lack of diversification should be considered a substantial risk to the shareholders of the Company because it will not permit the Company to offset potential losses from one venture against gains from another.

Possible classification as a penny stock.

 In the event that a public market develops for the securities of Company following a business combination, such securities may be classified as a penny stock depending upon their market price and the manner in which they are traded.  The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock", for purposes relevant to Company, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share whose securities are admitted to quotation but do not trade on the Nasdaq Capital Market or on a national securities exchange.  For any transaction involving a penny stock, unless exempt, the rules require delivery by the broker of a document to investors stating the risks of investment in penny stocks, the possible lack of liquidity, commissions to be paid, current quotation and investors' rights and remedies, a special suitability inquiry, regular reporting to the investor and other requirements.

We cannot assure you that following a business combination with an operating business, our common stock will be listed on NASDAQ or any other securities exchange.

Following a business combination, we may seek the listing of our common stock on NASDAQ or the American Stock Exchange. However, we cannot assure you that following such a transaction, we will be able to meet the initial listing standards of either of those or any other stock exchange, or that we will be able to maintain a listing of our common stock on either of those or any other stock exchange. After completing a business combination, until our common stock is listed on the NASDAQ or another stock exchange, we expect that our common stock would be eligible to trade on the OTC Bulletin Board, another over-the-counter quotation system, or on the “pink sheets,” where our stockholders may find it more difficult to dispose of shares or obtain accurate quotations as to the market value of our common stock. In addition, we would be subject to an SEC rule that, if it failed to meet the criteria set forth in such rule, imposes various practice requirements on broker-dealers who sell securities governed by the rule to persons other than established customers and accredited investors. Consequently, such rule may deter broker-dealers from recommending or selling our common stock, which may further affect its liquidity. This would also make it more difficult for us to raise additional capital following a business combination.

Trading of Securities in Secondary Market

 Following a business combination, a target company will normally wish to cause the Company's common stock to trade in one or more United States securities markets.  The target company may elect to take the steps required for such admission to quotation following the business combination or at some later time.  Such steps will normally involve filing a registration statement under the Securities Act.  Such registration statement may include securities held by current shareholders or offered by the Company, including warrants, shares underlying warrants, and debt securities.

           In order to qualify for listing on the Nasdaq Capital Market, a company must have at least (i) net tangible assets of $4,000,000 or market capitalization of $50,000,000 or net income for two of the last three years of $750,000; (ii) public float of 1,000,000 shares with a market value of $5,000,000; (iii) a bid price of $4.00; (iv) three market makers; (v) 300 round-lot shareholders and (vi) an operating history of one year or, if less than one year, $50,000,000 in market capitalization.  For continued listing on the Nasdaq Capital Market, a company must have at least (i) net tangible assets of $2,000,000 or market capitalization of $35,000,000 or net income for two of the last three years of $500,000; (ii) a public float of 500,000 shares with a market value of $1,000,000; (iii) a bid price of$1.00; (iv) two market makers; and (v) 300 round-lot shareholders. Furthermore, the Nasdaq Stock Market, New York Stock Exchange and NYSE Amex have adopted additional initial listing requirements for companies that go public through a reverse merger or similar transaction (“Reverse Merger companies”) to become exchange listed. Specifically, requirements would prohibit a Reverse Merger company from listing its shares on all three major U.S. stock exchanges until:

•
The Company (i) has completed a one-year pre-listing “seasoning period” by trading in the U.S. over-the-counter market or on another regulated U.S. or foreign exchange following the reverse merger and (ii) has timely filed all required reports with the SEC (essentially requiring at least one full fiscal year of the Reverse Merger company’s periodic reports, including a Form 10-K with audited historical financial statements), and

•
The Company has maintained the requisite minimum share price ($4 in the case of Nasdaq and the New York Stock Exchange and $3 for NYSE Amex) in the over-the counter market for a sustained period, and also for at least 30 of the 60 trading days immediately prior to submitting its listing application and the exchange’s decision to approve the application for listing (to counter any temporary effect of artificial stock manipulation or a company’s reverse stock split).

          The additional  listing requirements would not apply to a Reverse Merger company’s listing application if (i) the listing is in connection with a firm commitment underwritten public offering providing gross proceeds to the company of at least $40 million or (ii) the reverse merger occurred five or more years before applying to list so that at least four annual reports on Form 10-K with audited historical financial information have been filed by the company with the SEC following the one-year trading period.
 If, after a business combination and qualification of its securities for trading, the Company does not meet the qualifications for listing on the Nasdaq Capital Market, the Company may apply for quotation of its securities on the OTC Bulletin Board.

Authorization of preferred stock.

Our Certificate of Incorporation authorizes the issuance of up to 10,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by our Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the common stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although we have no present intention to issue any shares of its authorized preferred stock, there can be no assurance that the Company will not do so in the future.

This registration statement contains forward-looking statements and information relating to us, our industry and to other businesses.

These forward-looking statements are based on the beliefs of Mr. Neher, as well as assumptions made by and information currently available to him. When used in this registration statement, the words "estimate," "project," "believe," "anticipate," "intend," "expect" and similar expressions are intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are subject to risks and uncertainties that may cause our actual results to differ materially from those contemplated in our forward-looking statements. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this registration statement. We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this registration statement or to reflect the occurrence of unanticipated events.

ITEM 2. FINANCIAL INFORMATION.

The Company was organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation. However, becoming a reporting company does not mean that the company will have additional access to capital. Our principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. The Company will not restrict our potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business.

The Company does not currently engage in any business activities that provide cash flow.   The company anticipates that during the 12 months following the date of this registration statement, it will incur costs related to (i) filing reports as required by the Securities Exchange Act of 1934, including accounting fee and (ii) payment of annual corporate fees.  It is anticipated that such expenses will not exceed $5,000 based on prior experience with blank check companies in the past. Although, Accelerated Venture Partners, LLC, has not set a limit on the amount of expenses it will pay on behalf of the Company.  Accelerated will pay all expenses incurred by the Company until a business combination is effected, without repayment although no loan agreement or other contract has been entered into regarding such payment by Accelerated.

The Company may consider a business which has recently commenced operations, is a developing company in need of additional funds for expansion into new products or markets, is seeking to develop a new product or service, or is an established business which may be experiencing financial or operating difficulties and is in need of additional capital. In the alternative, a business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital, but which desires to establish a public trading market for its shares, while avoiding, among other things, the time delays, significant expense, and loss of voting control which may occur in a public offering.

Mr. Neher has not had any preliminary contact or discussions with any representative of any other entity regarding a business combination with us. Any target business that is selected may be a financially unstable company or an entity in its early stages of development or growth, including entities without established records of sales or earnings. In that event, we will be subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, we may effect a business combination with an entity in an industry characterized by a high level of risk, and, although Mr. Neher will endeavor to evaluate the risks inherent in a particular target business, there can be no assurance that we will properly ascertain or assess all significant risks.

Mr. Neher anticipates that it will likely be able to effect only one business combination, due primarily to our limited financing and the dilution of interest for present and prospective stockholders, which is likely to occur as a result of our Mr. Neher’s plan to offer a controlling interest to a target business in order to achieve a tax-free reorganization. This lack of diversification should be considered a substantial risk in investing in us, because it will not permit us to offset potential losses from one venture against gains from another.

                Current economic and financial conditions are volatile and affect the selection of a business combination and increase the complex ability of the Company’s goals. Business and consumer concerns over the economy, geopolitical issues, the availability and cost of credit, the U.S. financial markets and the national debt have contributed to this volatility. These factors, combined with declining and failing businesses, reduced consumer confidence and increased unemployment, have caused a global slow-down. We cannot accurately predict how long these current economic conditions will persist, whether the economy will deteriorate further and how we will be affected.

Because of general economic conditions, rapid technological advances being made in some industries and shortages of available capital, our management believes that there are the perceived benefits of becoming a publicly traded corporation. Such perceived benefits of becoming a publicly traded corporation include, among other things, facilitating or improving the terms on which additional equity financing may be obtained, providing liquidity for the principals of and investors in a business, creating a means for providing incentive stock options or similar benefits to key employees, and offering greater flexibility in structuring acquisitions, joint ventures and the like through the issuance of stock. Potentially available business combinations may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

           We do not currently intend to retain any entity to act as a "finder" to identify and analyze the merits of potential target businesses. However, at present, we contemplate that Accelerated, a Delaware limited liability company and the Company’s sole shareholder may act as financial consultant to the Company after a successful business combination is completed or may play some other role in connection with a potential merger or business combination transaction. Timothy J. Neher, the President, Secretary, Treasurer and sole director of the Company, is the managing member of Accelerated. There is currently no signed agreement or preliminary agreement or understanding between us and Accelerated. Mr. Neher and Accelerated have controlled blank check companies in the past and have transferred their controlling interest as outlined in the “Prior Blank Check Company Experience” section on page 27.

Results of Operations

        The Company has not conducted any active operations since inception. No revenue has been generated by the Company from October 21, 2011 (Inception) to November 7, 2011.  It is unlikely the Company will have any revenues until it commences operations, the date of such commencement at this time being uncertain. There is no guarantee that the Company will ever commence operations.  It is management's assertion that these circumstances may hinder the Company's ability to continue as a going concern.  The Company’s plan of operation for the next twelve months shall be to continue its efforts to commence operations consistent with its business plan.

       For the period from October 21, 2011 (Inception) through November 7, 2011, the Company had a net loss of $1,800, consisting of professional service fees incurred in relation to the filing of the Company’s registration statement with the U.S. Securities and Exchange Commission.

Liquidity and Capital Resources

    The Company has had no operating history nor any revenues or earnings from operations.  The Company has no significant assets or financial resources. The Company has not generated revenues and has no income or cash flows from operations since inception. Registrant has sustained losses to date and will, in all likelihood, continue to sustain expenses without corresponding revenues, at least until the consummation of a business combination.

    The continuation of the Company as a going concern is dependent upon financial support from its stockholders, the ability of the Company to obtain necessary equity financing to continue operations, successfully locating and negotiate with a business entity for the combination of that target company with the Company. Accelerated  a company affiliated with management, will pay all expenses incurred by the Company until a business combination is effected, without repayment although no loan agreement or other contract has been entered into regarding such payment by Accelerated.

 The Company anticipates that during the 12 months following the date of this registration statement, it will incur costs related to (i) filing reports as required by the Securities Exchange Acct of 1934, including accounting fee and (ii) payment of annual corporate fees.  It is anticipated that such expenses will not exceed $5,000 based on experience with blank check companies. Although, Accelerated has not set a limit on the amount of expenses it will pay on behalf of the Company.

  As of November 7, 2011, the Company had a total of $200 in assets and no liabilities.  The Company can provide no assurance that it can continue to satisfy its cash requirements for at least the next twelve months.

The following is a summary of the Company's cash flows provided by (used in) operating, investing, and financing activities from October 21, 2011 (Inception) through November 7, 2011.

From Inception (October 21, 2011) through November 7, 2011
Net Cash (Used in) Operating Activities	$(1,800)
Net Cash (Used in) Investing Activities	-
Net Cash Provided by Financing Activities	$2,000
Net Increase (Decrease) in Cash and Cash Equivalents	$(1,800)

Off-Balance Sheet Arrangements

    The Company does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on the Company’s financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Seasonality

    Our operating results are not affected by seasonality.

Inflation

    Our business and operating results are not affected in any material way by inflation.

Critical Accounting Policies

    The Securities and Exchange Commission issued Financial Reporting Release No. 60, "Cautionary Advice Regarding Disclosure About Critical Accounting Policies" suggesting that companies provide additional disclosure and commentary on their most critical accounting policies. In Financial Reporting Release No. 60, the Securities and Exchange Commission has defined the most critical accounting policies as the ones that are most important to the portrayal of a company's financial condition and operating results, and require management to make its most difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain. The nature of our business generally does not call for the preparation or use of estimates. Due to the fact that the Company does not have any operating business, we do not believe that we do not have any such critical accounting policies.

ITEM 3. PROPERTIES.

The Company neither rents nor owns any properties. The Company utilizes the office space and equipment of its management at no cost. Mr. Neher estimates such amounts to be immaterial. The Company currently has no policy with respect to investments or interests in real estate, real estate mortgages or securities of, or interests in, persons primarily engaged in real estate activities.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

(a) Security ownership of certain beneficial owners.

The following table sets forth, as of November 7, 2011, the number of shares of common stock owned of record and beneficially by executive officers, directors and persons who beneficially own more than 5% of the outstanding shares of common stock of the Company. Unless otherwise set forth below, each of the stockholders has an address located at c/o Accelerated Venture Partners, LLC, 1840 Gateway Drive, Suite 200, Foster City, CA 94404.

Name and Address	Amount and Nature of Beneficial Ownership		Percentage of Class

Accelerated Venture Partners, LLC. (1)	5,000,000		100%
1840 Gateway Drive, Suite 200 Foster City, CA 94404

Timothy J. Neher (3)	5,000,000	(2)	100%
1840 Gateway Drive, Suite 200 Foster City, CA 94404

All Officers and	5,000,000	(2)	100%
Directors as a group
(1 individual)
_____________

(1)	Accelerated Venture Partners, LLC, a Delaware limited liability company, is currently owned by Timothy J. Neher, who serves as its Managing Member.

(2)
Represents shares of common stock owned by Accelerated Venture Partners, LLC. Mr. Neher may be deemed the indirect beneficial owner of these shares of common stock since he has sole voting and investment control over the shares.

(3)	Mr. Neher is President, Secretary, Treasurer and sole director of the Company.

ITEM 5. DIRECTORS AND EXECUTIVE OFFICERS.

A. Identification of Directors and Executive Officers.

 Our officers and sole director and additional information concerning them are as follows:

Name	Age	Position

Timothy J. Neher	46	President, Secretary, Treasurer and Director

TimothyJ. Neher, has been the President, Secretary and sole director of the Company since its founding in October 2011. Mr. Neher is the founding partner of Accelerated Venture Partners, a private venture capital firm based in Foster City, California, and has over 15 years of experience in connection with the provision of debt and equity financing, mergers and public offering transactions. Timothy is the Chief executive Officer, President, Chief Financial Officer, Treasurer and a Director of Mikojo, Inc. a public reporting Internet search engine company that has not filed its Form 10K that was due September 30, 2011 or its form 10Q that was due November 15, 20011 with the SEC due to restructuring and intends to have all of its filings current on or before January 31, 2012. Mr. Neher has been affiliated with Mikojo since 2009 and is on the Board of Directors for Virolab, Inc. a biotech since May of 2010 a public reporting company. Mr. Neher is also Director of Pinpointed Solutions Inc. a private global positioning and tracking company since 2008, Director of Ipaypod Inc a private payment device company since 2007 and Director of Internet Card Present a private payment service company since 2007. He is also the President, Secretary and sole director of following public reporting companies,, Accelerated Acquisition XV, Inc. and Accelerated Acquisition XVII, Inc. The aforementioned mentioned companies that Mr. Neher is a board member of are start-ups with no revenues and nominal assets. Prior to founding Accelerated Venture Partners, Internet Card Present Industries, Pinpointed Solutions and Ipaypod, Timothy was Chairman and CEO of Wherify Wireless, a private to public company from 1999 to 2007.  Other past experience includes roles as VP of Marketing & Sales for CTH Consumer Plastics and VP of Operations for Windy City Product Development.

B. Significant Employees. None.

C. Family Relationships. None.

D. Involvement in Certain Legal Proceedings. There have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of Registrant during the past ten years.

E. The Board of Directors acts as the Audit Committee, and the Board has no separate committees. The Company has no qualified financial expert at this time because it has not been able to hire a qualified candidate. Further, the Company believes that it has inadequate financial resources at this time to hire such an expert. The Company intends to continue to search for a qualified individual for hire.

Prior Blank Check Company Experience

Timothy J. Neher, the president and a director of the Company, is involved with other existing blank check companies, and in creating additional similar companies.  The initial business purpose of each of these companies was or is to engage in a business combination with an unidentified company or companies and each were or will be classified as a blank check company until completion of a business combination.

    The information below summarizes all the blank check companies with which Mr. Neher is or has been involved in the past five years which filed a registration statement on Form 10 or Form 10-SB.  In all instances that a business combination is transacted with one of these companies, it is required to file a Current Report on Form 8-K describing the transaction.

             Accelerated Acquisitions I, Inc. (AAI) was incorporated on 2/15/2008 and filed Form 10-SB on 3/18/2008, File number 000-53136.  Mr. Neher was the sole indirect beneficial shareholder, officer and director of the corporation.   On June 23, 2010, Mutual Gain Hong Kong, Limited. (“Purchaser”) agreed to acquire 23,850,000 shares of AAI’s common stock par value $0.0001 (23,850,000 shares in the aggregate) for a price of $0.0001 per share. At the same time, Accelerated Venture Partners, LLC (“AVP”) agreed to tender 3,500,000 of its 5,000,000 shares of AAI’s common stock par value $0.0001 for cancellation. Following these transactions, Mutual Gain Hong Kong, Limited owned 95% of AAI’s 25,350,000, issued and outstanding shares of common stock par value $0.0001 and the interest of Accelerated Venture Partners, LLC was reduced to approximately 5.9% of the total issued and outstanding shares.  It was also agreed at the time that AAI would enter into a Consulting Services Agreement with Accelerated Venture Partners, LLC (see below).  The entire transaction was one integrated transaction and there was no specific consideration allocated to any of its elements; i.e. there was no specific consideration for the tender of shares apart from the overall consideration paid by Mutual Gain Hong Kong, Limited for their concurrent purchase of their interest in AAI. The interest of Accelerated Venture Partners, LLC (including shares issued on the exercise of the AVP Option) was reduced to approximately 11.8% of the total issued and outstanding shares.  Simultaneously with the share purchase, Timothy Neher resigned from AAI’s Board of Directors and all positions to be effective immediately and Tian Qing Chen was simultaneously appointed to AAI’s Board of Directors.  Such action represents a change of control of AAI but did not change AAI’s shell status.  Concurrent with the sale of the shares, AAI filed a Certificate of Amendment to its Certificate of Incorporation with the Secretary of State of Delaware in order to change its name to “Oro-East Mining Inc.”.

                On June 24, 2010, AAI entered into a one year Consulting Services Agreement with Accelerated Venture Partners LLC (“AVP”), a company controlled by Timothy J. Neher.  The agreement requires AVP to provide AAI with certain advisory services that include reviewing AAI’s business plan, identifying and introducing prospective financial and business partners, and providing general business advice regarding AAI’s operations and business strategy in consideration of (a) an option granted by the AAI to AVP to purchase 1,500,000 shares of AAI’s common stock at a price of $0.0001 per share (the “AVP Option”) (which was immediately exercised by the holder) subject to a repurchase option granted to the company to repurchase the shares at a price of $0.0001 per share in the event AAI fails to complete funding as detailed in the agreement subject to the following milestones:

●	Milestone 1 – AAI’s right of repurchase will lapse with respect to 70% of the shares upon securing $5 million in available cash from funding;

●	Milestone 2 – AAI’s right of repurchase will lapse with respect to 20% of the Shares upon securing $10 million in available cash (inclusive of any amounts attributable to Milestone 1);

●
Milestone 3 – AAI’s right of repurchase will lapse with respect to the remaining 10% of the Shares upon securing $20 million in available cash (inclusive of any amounts attributable to Milestones 1 or 2);

and (b) cash compensation at a rate of 133,333 per month.  The payment of such compensation is subject to AAI’s achievement of certain designated milestones, specifically, cash compensation of 400,000 is due consultant upon the achievement of Milestone 1, $400,000 upon the achievement of Milestone 2, and $800,000 upon the achievement of Milestone 3. Upon achieving each Milestone, the cash compensation is to be paid to consultant in the amount then due at the rate of $133,333 per month. The total cash compensation to be received by the consultant is not to exceed $1,600,000 unless AAI receives an amount of funding in excess of the amount specified in Milestone 3. If AAI receives equity or debt financing that is an amount less than Milestone 1, in between any of the above Milestones or greater than the above Milestones, the cash compensation earned by the Consultant under this Agreement will be prorated according to the above Milestones. AAI also has the option to make a lump sum payment to AVP in lieu of all amounts payable thereunder. As of December 26, 2011 there has been no payment made or due to Accelerated regarding this Consulting Services Agreement that expired June 24, 2011. Even though the Consulting Services Agreement has expired, Oro East Mining, Inc (Oro) (formally known as AAI) has the obligation to honor the terms of the agreement outlined above if the milestones are achieved, provided that the Accelerated’s provision of services has materially contributed to Oro’s achievement of Milestones. Oro has full rights to repurchase 1,500,000 shares of Oro’s common stock at a price of $0.0001 per share at any time form Accelerated. As of January 20, 2012 there has been no payment made or due to Accelerated regarding this Consulting Services Agreement.
           Accelerated Acquisitions I is a fully reporting public entity, current on all filings and is completing the S-1 registration process to begin trading.
         Accelerated Acquisitions II, Inc. (AAII) was incorporated on 2/15/2008 and filed Form 10-SB file number 000-53137on 3/18/2008.  Mr. Neher was the sole indirect beneficial shareholder, officer and director of the corporation. On June 5, 2009, Robert M. Dunn and Ronald C. Redd (“Purchasers”) each agreed to acquire 10,250,000 shares of AAII’s common stock par value $0.0001 (20,500,000 shares in the aggregate) for a price of $0.0001 per share.  At the same time, Accelerated Venture Partners, LLC agreed to tender 2,000,000 of their 5,000,000 shares of AAII’s common stock par value $0.0001 for cancellation.  Following these transactions, each of Messrs. Dunn and Rudd owned 43.61% of  AAII’s 23,500,000 issued and outstanding shares of common stock par value $0.0001 and the interest of Accelerated Venture Partners, LLC was reduced to approximately 12.76% of the total issued and outstanding shares.  Simultaneously with the share purchase, Timothy Neher resigned from AAII’s Board of Directors and all other positions (to be effective 10 days following the mailing of a Schedule 14f-1 to AAII’s shareholders) and Messrs. Dunn and Redd were simultaneously appointed to AAII’s Board of Directors.  Such action represents a change of control of AAII but did not change the shell status. Concurrent with the sale of the shares, AAII filed a Certificate of Amendment to its Certificate of Incorporation with the Secretary of State of Delaware in order to change its name to “Ramuda Investments, Inc.”.

         Accelerated Acquisitions II is a fully reporting public entity, and has not reported for the second or third quarter of 2011 for reasons unknown to Accelerated. Accelerated Venture Partners LLC has no relationship with Accelerated Acquisitions II, Inc other than being a minority shareholder

        Accelerated Acquisitions III, Inc. (AAIII) was incorporated on 2/15/2008 and filed Form 10-SB file number 000-53393 on 3/18/20.  Mr. Neher was the sole indirect beneficial shareholder, officer and director of the corporation. On December 29, 2009, Redell Vincent Napper II and Reynaldo Uballe, Jr. (“Purchasers”) each agreed to acquire 8,500,000 shares of AAIII’s common stock par value $0.0001 (17,000,000 shares in the aggregate) for a price of $0.0001 per share.  At the same time, Accelerated Venture Partners, LLC agreed to tender 3,750,000 of their 5,000,000 shares of AAIII’s common stock par value $0.0001 for cancellation.  Following these transactions, each of Messrs. Napper and Uballe owned 46.57% of AAIII’s18,250,000 issued and outstanding shares of common stock par value $0.0001 and the interest of Accelerated Venture Partners, LLC was reduced to approximately 6.86% of the total issued and outstanding shares.  Simultaneously with the share purchase, Timothy Neher resigned from AAIII’s Board of Directors and all other positions and Messrs. Napper and Uballe were simultaneously appointed to AAIII’s Board of Directors.  Such action represents a change of control of the AAIII and did not change the shell status.  Concurrent with the sale of the shares, the AAIII filed a Certificate of Amendment to its Certificate of Incorporation with the Secretary of State of Delaware in order to change its name to “CLS Capital Group, Inc.”.

          Accelerated Acquisitions III is a fully reporting public entity, and has not reported since 11/18/2010 for reasons unknown to Accelerated. Accelerated Venture Partners LLC has no relationship with Accelerated Acquisitions III, Inc other than being a minority shareholder

          Accelerated Acquisitions IV, Inc. (AAIV) was incorporated on 2/15/2008 and filed Form 10-SB file number 000-53392 on 3/18/2008. Mr. Neher was the sole indirect beneficial shareholder, officer and director of the corporation. On June 13, 2011, Synergistic Holdings, LLC (“Purchaser”) agreed to acquire 17,000,000 shares of AAIV’s common stock par value $0.0001 for a price of $0.0001 per share.  At the same time, Accelerated Venture Partners, LLC agreed to tender 3,750,000 of their 5,000,000 shares of AAIV’s common stock par value $0.0001 for cancellation.  Following these transactions, Synergistic Holdings, LLC owned 93.15% of AAIV’s 18,250,000 issued and outstanding shares of common stock par value $0.0001 and the interest of Accelerated Venture Partners, LLC was reduced to approximately 6.85% of the total issued and outstanding shares.  Simultaneously with the share purchase, Timothy Neher resigned from AAIV Board of Directors and John Wallin was simultaneously appointed to AAIV’s Board of Directors.  Such action represents a change of control of AAIV and did not change the shell status.

          The Purchaser used their working capital to acquire the Shares. The Purchaser did not borrow any funds to acquire the Shares. Prior to the purchase of the shares, the Purchaser was not affiliated with AAIV. However, the Purchaser will be deemed an affiliate of AAIV after the share purchase as a result of their stock ownership interest in AAIV. The purchase of the shares by the Purchaser was completed pursuant to written Subscription Agreements with AAIV.  The purchase was not subject to any other terms and conditions other than the sale of the shares in exchange for the cash payment.

         On June 16, 2011, AAIV entered into a one year Consulting Services Agreement with Accelerated Venture Partners LLC (“AVP”), a company controlled by Timothy J. Neher.  The agreement requires AVP to provide the  AAIV with certain advisory services that include reviewing the AAIV’s business plan, identifying and introducing prospective financial and business partners, and providing general business advice regarding the AAIV’s operations and business strategy in consideration of (a) an option granted by AAIV to AVP to purchase 2,250,000 shares of AAIV common stock at a price of $0.0001 per share (the “AVP Option”) (which was immediately exercised by the holder) subject to a repurchase option granted to AAIV to repurchase the shares at a price of $0.0001 per share in the event AAIV fails to complete funding as detailed in the agreement subject to the following milestones:

Milestone 1 –	AAIV’s right of repurchase will lapse with respect to 80% of the shares upon securing $5 million in available cash from funding;

Milestone 2 – Milestone 3 –
AAIV’s right of repurchase will lapse with respect to 10% of the Shares upon securing $10 million in available cash (inclusive of any amounts attributable to Milestone 1);

AAIV’s right of repurchase will lapse with respect to 10% of the Shares upon securing $15 million in available cash (inclusive of any amounts attributable to Milestone 2);

and (b) cash compensation at a rate of $50,000 per month.  The payment of such compensation is subject to AAIV’s achievement of certain designated milestones, specifically, cash compensation of $400,000 is due consultant upon the achievement of Milestone 1, $400,000 and $400,000 upon the achievement of Milestone 2 and $400,000 upon the achievement of Milestone 3. Upon achieving each Milestone, the cash compensation is to be paid to consultant in the amount then due at the rate of $50,000 per month. The total cash compensation to be received by the consultant is not to exceed $1,200,000 unless AAIV receives an amount of funding in excess of the amount specified in Milestone 3. If AAIV receives equity or debt financing that is an amount less than Milestone 1, in between any of the above Milestones or greater than the above Milestones, the cash compensation earned by the Consultant under this Agreement will be prorated according to the above Milestones. AAIV also has the option to make a lump sum payment to AVP in lieu of all amounts payable thereunder. As of January 20, 2012 there has been no payment made or due to Accelerated regarding the Consulting Services Agreement.

           Accelerated Acquisitions IV, Inc. is a fully reporting public entity, current on all filings.

            Accelerated Acquisitions V, Inc. (AAV) was incorporated on 2/15/2008 and filed Form 10-SB file number 000-53394. Mr. Neher was the sole indirect beneficial shareholder, officer and director of the corporation.  On March 22, 2010 Richard K. Aland agreed to acquire 23,907,138 shares of AAV common stock par value $0.0001 for a price of $0.0001 per share and Donald Kelly agreed to acquire 4,218,907 shares of the common stock par value $0.0001 for a price of $0.0001 per share. At the same time, Accelerated Venture Partners, LLC agreed to tender 1,979,760 of its 5,000,000 shares of AAV’s common stock par value $0.0001 for cancellation. Accelerated Venture Partners, LLC (‘AVP”) tendered the shares as a part of a negotiated transaction where it agreed to transfer control of AAV to Messrs Aland and Kelly.  The agreed consideration for the transaction was that AVP would retain 9.69% of the post-transaction shares issued and outstanding.  It was also agreed at the time that AAV would enter into a Consulting Services Agreement with Accelerated Venture Partners, LLC (see below).  The entire transaction was one integrated transaction and there was no specific consideration allocated to any of its elements; i.e. there was no specific consideration for the tender of shares apart from the overall consideration paid by Messrs. Aland and Kelly for their concurrent purchase of their interest in AAV. The interest of Accelerated Venture Partners, LLC (including shares issued on the exercise of the AVP Option) was reduced to approximately 18.19% of the total issued and outstanding shares.  Simultaneously with the share purchase, Timothy Neher resigned from AAV’s Board of Directors and Messrs. Aland and Kelly were simultaneously appointed to AAV’s Board of Directors.  Such action represented a change of control of AAV and did not change the shell status. AAV filed a Certificate of Amendment to its Certificate of Incorporation with the Secretary of State of Delaware in order to change its name to “Demand Pooling Inc.”.

            On April 29, 2010, AAV entered into a one year Consulting Services Agreement with Accelerated Venture Partners LLC (“AVP”), a company controlled by Timothy J. Neher.  The agreement requires AVP to provide AAV with certain advisory services that include reviewing AAV’s business plan, identifying and introducing prospective financial and business partners, and providing general business advice regarding AAV’s operations and business strategy in consideration of (a) an option granted by AAV to AVP to purchase 3,235,971 shares of AAV’s common stock at a price of $0.0001 per share (the “AVP Option”) (which was immediately exercised by the holder) subject to a repurchase option granted to AAV to repurchase the shares at a price of $0.0001 per share in the event AAV fails to complete funding as detailed in the agreement subject to the following milestones:

●	Milestone 1 – AAV’s right of repurchase will lapse with respect to 70% of the shares upon securing $5 million in available cash from funding;
●	Milestone 2 – AAV’s right of repurchase will lapse with respect to 20% of the Shares upon securing $10 million in available cash (inclusive of any amounts attributable to Milestone 1);
●
Milestone 3 – AAV’s right of repurchase will lapse with respect to the remaining 10% of the Shares upon securing $15million in available cash (inclusive of any amounts attributable to Milestones 1 or 2);

and (b) cash compensation at a rate of $87,500 per month.  The payment of such compensation is subject to AAV’s achievement of certain designated milestones, specifically, cash compensation of $350,000 is due consultant upon the achievement of Milestone 1, $350,000 upon the achievement of Milestone 2, and $350,000 upon the achievement of Milestone 3. Upon achieving each Milestone, the cash compensation is to be paid to consultant in the amount then due at the rate of $87,500 per month. The total cash compensation to be received by the consultant is not to exceed $1,050,000 unless AAV receives an amount of funding in excess of the amount specified in Milestone 3. If AAV receives equity or debt financing that is an amount less than Milestone 1, in between any of the above Milestones or greater than the above Milestones, the cash compensation earned by the Consultant under this Agreement will be prorated according to the above Milestones. AAV also had the option to make a lump sum payment to AVP in lieu of all amounts payable thereunder.

         On February 22, 2011 Accelerated Venture Partners terminated the Consulting Services Agreement due to a disagreement with the AAV’s decisions, direction and management’s style/procedure of disclosing AAV information. On termination of the Consulting Services Agreement AAV exercised its option to repurchased 3,235,971 consulting shares form AVP reducing AVP’s holdings to 3,020,240 shares approximately 9.69% of the issued and outstanding shares of AAV. Accelerated Venture Partners LLC is now only affiliated with the company as a minority shareholder. As of February 22, 2011 there has been no payment made or due to Accelerated regarding the Consulting Services Agreement.

         Accelerated Acquisitions V, Inc. is a fully reporting public entity, current on all filings and has completed the S-1 registration process.

         Accelerated Acquisition X, Inc. (“AAX”) was incorporated on 5/4/2010 and filed Form 10-SB file number 000-54059 on 7/30/2010. Mr. Neher was the sole indirect beneficial shareholder, officer and director of the corporation. On February 27, 2011, Virolab S de RL de CV (the “Purchaser” or “Virolab Mexico”) acquired 22,350,000 shares of AAX’s common stock par value $0.0001 for a price of $0.0001 per share. At the same time, AVP tendered 3,500,000 of their 5,000,000 shares of AAX’s common stock for cancellation. In addition, AVP received an option to purchase 1,500,000 shares of AAX’s common stock for a price of $0.0001 per share, which AVP immediately exercised. The 1,500,000 shares purchased under option by AVP are subject to repurchase by AAX as described in the February 27, 2011 Consulting Services Agreement disclosure below. Following these transactions, Virolab S de RL de CV., owned 88.2% of AAX’s 25,350,000 issued and outstanding shares of common stock and AVP owned the remaining 11.8%. Simultaneously with the share purchase, Ricardo Rosales, PhD was appointed to AAX’s Board of Directors. Such action represents a change of control of AAX and did not change the shell status.

        Prior to the purchase of the shares, the Purchaser was not affiliated with AAX. However, the Purchaser will be deemed an affiliate of AAX after the share purchase as a result of its stock ownership interest in AAX and position on the Board of Directors. The purchase of the shares by the Purchaser was completed pursuant to a written Subscription Agreement with AAX. The purchase was not subject to any other terms and conditions other than the sale of the shares in exchange for the cash payment. AAX filed a Certificate of Amendment to its Certificate of Incorporation with the Secretary of State of Delaware in order to change its name to “Virolab Inc.”.

       On February 27, 2011, AAX entered into a one year Consulting Services Agreement with AVP.  The agreement requires AVP to provide AAX with certain advisory services that include reviewing AAX’s business plan, identifying and introducing prospective financial and business partners, and providing general business advice regarding AAX’s operations and business strategy in consideration of (a) an option granted by AAX to AVP to purchase 1,500,000 shares of AAX’s common stock at a price of $0.0001 per share (the “AVP Option”) (which was immediately exercised by the holder) subject to a repurchase option granted to AAX to repurchase the shares at a price of $0.0001 per share in the event AAX fails to complete funding as detailed in the agreement subject to the following milestones:

•	Milestone 1 – AAX’s right of repurchase will lapse with respect to 60% of the shares upon securing $5 million in available cash from funding;
•	Milestone 2 – AAX’s right of repurchase will lapse with respect to 40% of the Shares upon securing $10 million in available cash (inclusive of any amounts attributable to Milestone 1);

and (b) cash compensation at a rate of $66,667 per month. The payment of the cash compensation is subject to AAX’s achievement of certain designated milestones, specifically, cash compensation of $400,000 is due consultant upon the achievement of Milestone 1, and an additional $400,000 is due upon the achievement of Milestone 2. Upon achieving each Milestone, the cash compensation is to be paid to consultant in the amount then due at the rate of $66,667 per month. The total cash compensation to be received by the consultant is not to exceed $800,000 unless AAX receives an amount of funding in excess of the amount specified in Milestone 2. If the Company receives equity or debt financing that is an amount less than Milestone 1, in between any of the above Milestones or greater than the above Milestones, the cash compensation earned by the Consultant under this Agreement will be prorated according to the above Milestones. AAX also has the option to make a lump sum payment to AVP in lieu of the monthly cash payments. As of January 20, 2012there has been no payment made or due to Accelerated regarding the Consulting Services Agreement.

           Accelerated Acquisitions I Inc. is a fully reporting public entity, current on all filings.
           Accelerated Acquisition XI, Inc. (AAXI) was incorporated on 5/4/2010 and filed Form 10-SB file number 000-54061on 7/30/2010. Mr. Neher was the sole indirect beneficial shareholder, officer and director of the corporation. On March 7, 2011, Daniel Correa, PhD. agreed to acquire 22,350,000 shares of AAXI’s common stock par value $0.0001 for a price of $0.0001 per share.  At the same time, Accelerated Venture Partners, LLC agreed to tender 3,500,000 of their 5,000,000 shares of the AAXI’s common stock par value $0.0001 for cancellation.  In addition, under a separate Consulting Services Agreement entered into on the same day (which is described below), AVP received an option pursuant to the Consulting Services Agreement to purchase 1,500,000 shares of AAXI’s common stock for a price of $0.0001 per share, which AVP immediately exercised. The 1,500,000 shares purchased under option by AVP are subject to repurchase by AAXI therefore new shares were issued and a portion of the AVP shares issued May 4, 2010 were tendered.  Following these transactions, Daniel Correa, PhD, owned 88.2% of AAXI’s 25,350,000, issued and outstanding shares of common stock par value $0.0001 and the interest of Accelerated Venture Partners, LLC was reduced to approximately 11.8% of the total issued and outstanding shares.  Simultaneously with the share purchase, Daniel Correa, PhD was appointed to AAXI’s Board of Directors.  Such action represents a change of control of AAXI and did not change the shell status.

         Prior to the purchase of the shares, Daniel Correa, PhD.  was not affiliated with the Company. However, Daniel Correa, PhD.  will be deemed affiliates of AAXI after the share purchase as a result of their stock ownership interest in the AAXI. The purchase of the shares by Daniel Correa, PhD. was completed pursuant to written Subscription Agreements with AAXI. The purchase was not subject to any other terms and conditions other than the sale of the shares in exchange for the cash payment.  AAXI  filed a Certificate of Amendment to its Certificate of Incorporation with the Secretary of State of Delaware in order to change its name to “Inca Global Inc.” that went affective April 6, 2011.

         On March 7, 2011, AAXI entered into a one year Consulting Services Agreement with Accelerated Venture Partners LLC (“AVP”), a company controlled by Timothy J. Neher.  The agreement requires AVP to provide AAXI  with certain advisory services that include reviewing AAXI’s business plan, identifying and introducing prospective financial and business partners, and providing general business advice regarding AAXI’s operations and business strategy in consideration of (a) an option granted by AAXI to AVP to purchase 1,500,000 shares of AAXI’s common stock at a price of $0.0001 per share (the “AVP Option”) (which was immediately exercised by the holder) subject to a repurchase option granted to AAXI to repurchase the shares at a price of $0.0001 per share in the event AAXI fails to complete funding as detailed in the agreement subject to the following milestones:
.
●Milestone 1 -	AAXI’s right of repurchase will lapse with respect to 60% of the shares upon securing $5 million in available cash from funding;

● Milestone 2 -	AAXI’s right of repurchase will lapse with respect to 40% of the Shares upon securing $10 million in available cash (inclusive of any amounts attributable to Milestone 1);

and (b) cash compensation at a rate of $66,667 per month.  The payment of such compensation is subject to AAXI’s achievement of certain designated milestones, specifically, cash compensation of $400,000 is due consultant upon the achievement of Milestone 1, $400,000 and $400,000 upon the achievement of Milestone 2. Upon achieving each Milestone, the cash compensation is to be paid to consultant in the amount then due at the rate of $66,667 per month. The total cash compensation to be received by the consultant is not to exceed $800,000 unless AAXI receives an amount of funding in excess of the amount specified in Milestone 2. If AAXI receives equity or debt financing that is an amount less than Milestone 1, in between any of the above Milestones or greater than the above Milestones, the cash compensation earned by the Consultant under this Agreement will be prorated according to the above Milestones. AAXI also has the option to make a lump sum payment to AVP in lieu of all amounts payable thereunder. As of January 20, 2012 there has been no payment made or due to Accelerated regarding the Consulting Services Agreement.

           Accelerated Acquisition XI, Inc. is a fully reporting public entity, current on all filings.

           Accelerated Acquisition XII, Inc. (AAXII) was incorporated on 5/4/2010 and filed Form 10-SB file number 000-54062 on 7/30/2010. Mr. Neher was the sole indirect beneficial shareholder, officer and director of the corporation. On July 16, 2011, SSM Media Ventures, Inc (“Purchaser”) agreed to acquire 22,350,000 shares of AAXII’s common stock par value $0.0001 for a price of $0.0001 per share.  At the same time, Accelerated Venture Partners, LLC agreed to tender 3,500,000 of their 5,000,000 shares of AAXII common stock par value $0.0001 for cancellation.  Following these transactions, SSM Media Ventures owned approximately 94% of AAXII 23,850,000 issued and outstanding shares of common stock par value $0.0001 and the interest of Accelerated Venture Partners, LLC was reduced to approximately 6% of the total issued and outstanding shares.  Simultaneously with the share purchase, Timothy Neher resigned from AAXII’s Board of Directors and Atonn Muhammad was simultaneously appointed to AAXII’s Board of Directors.  Such action represents a change of control of the AAXII and did not change the shell status.

        The Purchaser used their working capital to acquire the Shares. The Purchaser did not borrow any funds to acquire the Shares. Prior to the purchase of the shares, the Purchaser was not affiliated with AAXII. However, the Purchaser will be deemed an affiliate of AAXII after the share purchase as a result of their stock ownership interest in AAXII. The purchase of the shares by the Purchaser was completed pursuant to written Subscription Agreements with AAXII.  The purchase was not subject to any other terms and conditions other than the sale of the shares in exchange for the cash payment. AAXII intends to file a Certificate of Amendment to its Certificate of Incorporation with the Secretary of State of Delaware in order to change its name to “Real Hip-Hop Network, Inc.”.

        On July 18, 2011, AAXII entered into a one year Consulting Services Agreement with Accelerated Venture Partners LLC (“AVP”), a company controlled by Timothy J. Neher.  The agreement requires AVP to provide AAXII with certain advisory services that include reviewing AAXII’s business plan, identifying and introducing prospective financial and business partners, and providing general business advice regarding AAXII’s operations and business strategy in consideration of (a) an option granted by AAXII to AVP to purchase 1,500,000 shares of AAXII’s common stock at a price of $0.0001 per share (the “AVP Option”) (which was immediately exercised by the holder) subject to a repurchase option granted to AAXII to repurchase the shares at a price of $0.0001 per share in the event AAXII fails to complete funding as detailed in the agreement subject to the following milestones:
.
● Milestone 1 -	AAXII’s right of repurchase will lapse with respect to 60% of the shares upon securing $10 million in available cash from funding;
● Milestone 2 -	AAXII’s right of repurchase will lapse with respect to 20% of the Shares upon securing $20 million in available cash (inclusive of any amounts attributable to Milestone 1);
● Milestone 3 -	AAXII’s right of repurchase will lapse with respect to 20% of the Shares upon securing $30 million in available cash (inclusive of any amounts attributable to Milestone 2);
and (b) cash compensation at a rate of $66,667 per month.  The payment of such compensation is subject to AAXII’s achievement of certain designated milestones, specifically, cash compensation of $800,000 is due consultant upon the achievement of Milestone 1, $800,000 upon the achievement of Milestone 2 and $800,000 upon the achievement of Milestone 3. Upon achieving each Milestone, the cash compensation is to be paid to consultant in the amount then due at the rate of $66,667 per month. The total cash compensation to be received by the consultant is not to exceed $2,400,000 unless AAXII receives an amount of funding in excess of the amount specified in Milestone 3. If AAXII receives equity or debt financing that is an amount less than Milestone 1, in between any of the above Milestones or greater than the above Milestones, the cash compensation earned by the Consultant under this Agreement will be prorated according to the above Milestones. AAXII also has the option to make a lump sum payment to AVP in lieu of all amounts payable thereunder. As of January 20, 2012 there has been no payment made or due to Accelerated regarding the Consulting Services Agreement.

         Accelerated Acquisition XII, Inc. is a fully reporting public entity, current on all filings.

Accelerated Acquisition XIII, Inc. (AAXIII) was incorporated on 5/4/2010 and filed Form 10-SB file number 000-54058 on 7/30/2010. Mr. Neher was the sole indirect beneficial shareholder, officer and director of the corporation. On December 28, 2011, Sowa Jisho Co., Ltd. (“Purchaser”) agreed to acquire 23,350,000 shares of the Company’s common stock par value $0.0001 for a price of $0.0001 per share.  At the same time, Accelerated Venture Partners, LLC agreed to tender 3,500,000 of their 5,000,000 shares of the Company’s common stock par value $0.0001 for cancellation.  Following these transactions, Sowa Jisho Co., Ltd. owned approximately 94% of the Company’s 24,850,000 issued and outstanding shares of common stock par value $0.0001 and the interest of Accelerated Venture Partners, LLC was reduced to approximately 6% of the total issued and outstanding shares.  Simultaneously with the share purchase, Timothy Neher resigned from the Company’s Board of Directors and Katsumi Niisaka was simultaneously appointed to the Company’s Board of Directors.  Such action represents a change of control of AAXIII and did not change the shell status..

          The Purchaser used their working capital to acquire the Shares. The Purchaser did not borrow any funds to acquire the Shares. Prior to the purchase of the shares, the Purchaser was not affiliated with the Company. However, the Purchaser will be deemed an affiliate of the Company after the share purchase as a result of their stock ownership interest in the Company. The purchase of the shares by the Purchaser was completed pursuant to written Subscription Agreements with the Company.  The purchase was not subject to any other terms and conditions other than the sale of the shares in exchange for the cash payment. Concurrent with the sale of the shares, the Company will file a Certificate of Amendment to its Certificate of Incorporation with the Secretary of State of Delaware in order to change its name to “Sowa Jisho Inc.”.

       Accelerated Acquisition XIII, Inc. is a fully reporting public entity, current on all filings and Accelerated has become a minority shareholder in AAXIII.

        Accelerated Acquisition XIV, Inc. (AAXIV) was incorporated on 5/4/2010 and filed Form 10-SB file number 000-54060 on 7/30/2010. Mr. Neher was the sole indirect beneficial shareholder, officer and director of the corporation. On January 9, 2012, XL Gaming, Inc. (“Purchaser”) agreed to acquire 23,350,000 shares of the Company’s common stock par value $0.0001 for a price of $0.0001 per share. At the same time, Accelerated Venture Partners, LLC agreed to tender 3,500,000 of their 5,000,000 shares of the Company’s common stock par value $0.0001 for cancellation.  Following these transactions, XL Gaming, Inc. owned approximately 94% of the Company’s 24,850,000 issued and outstanding shares of common stock par value $0.0001 and the interest of Accelerated Venture Partners, LLC was reduced to approximately 6% of the total issued and outstanding shares.  Simultaneously with the share purchase, Timothy Neher resigned from the Company’s Board of Directors and Brandon Selvaggio was simultaneously appointed to the Company’s Board of Directors.  Such action represents a change of control of AAXIV and did not change the shell status.

           The Purchaser used their working capital to acquire the Shares. The Purchaser did not borrow any funds to acquire the Shares. Prior to the purchase of the shares, the Purchaser was not affiliated with the Company. However, the Purchaser will be deemed an affiliate of the Company after the share purchase as a result of their stock ownership interest in the Company. The purchase of the shares by the Purchaser was completed pursuant to written Subscription Agreements with the Company.  The purchase was not subject to any other terms and conditions other than the sale of the shares in exchange for the cash payment. Concurrent with the sale of the shares, the Company will file a Certificate of Amendment to its Certificate of Incorporation with the Secretary of State of Delaware in order to change its name to “XL Gaming, Inc.”.

          On January 9, 2012, AAXIV entered into a two year Consulting Services Agreement with Accelerated Venture Partners LLC (“AVP”), a company controlled by Timothy J. Neher.  The agreement requires AVP to provide AAXIV with certain advisory services that include reviewing AAXIV’s business plan, identifying and introducing prospective financial and business partners, and providing general business advice regarding AAXIV’s operations and business strategy in consideration of (a) an option granted by AAXIV to AVP to purchase 1,200,000 shares of AAXIV’s common stock at a price of $0.0001 per share (the “AVP Option”) (which was immediately exercised by the holder) subject to a repurchase option granted to AAXIV to repurchase the shares at a price of $0.0001 per share in the event AAXIV fails to complete funding as detailed in the agreement subject to the following milestones:
.
● Milestone 1 -	AAXIV’s right of repurchase will lapse with respect to 60% of the shares upon securing $2.5 million in available cash from funding;
● Milestone 2 -	AAXIV’s right of repurchase will lapse with respect to 40% of the Shares upon securing $5 million in available cash (inclusive of any amounts attributable to Milestone 1);

and (b) cash compensation at a rate of $16,667 per month.  The payment of such compensation is subject to AAXIV’s achievement of certain designated milestones, specifically, cash compensation of $200,000 is due consultant upon the achievement of Milestone 1, $400,000 upon the achievement of Milestone 2. Upon achieving each Milestone, the cash compensation is to be paid to consultant in the amount then due at the rate of $16,667 per month. The total cash compensation to be received by the consultant is not to exceed 400,000 unless AAXIV receives an amount of funding in excess of the amount specified in Milestone 2. If AAXIV receives equity or debt financing that is an amount less than Milestone 1, in between any of the above Milestones or greater than the above Milestones, the cash compensation earned by the Consultant under this Agreement will be prorated according to the above Milestones. AAXIV also has the option to make a lump sum payment to AVP in lieu of all amounts payable thereunder. As of January 20, 2012 there has been no payment made or due to Accelerated regarding the Consulting Services Agreement.

         Accelerated Acquisition XIV, Inc. is a fully reporting public entity, current on all filings.

Conflicts of Interest

 Mr. Neher the sole officer and director of the Company have organized and expect to organize other companies of a similar nature and with a similar purpose. Consequently, there are potential inherent conflicts of interest.  In addition, insofar as either Mr. Neher may be engaged in other business activities, and may devote only eight hours a week of time to the affairs of the Company.

 Messrs. Neher is also the directors of, and sole indirect beneficial shareholders of the following companies which have filed registration statements on Form 10 for the registration of their common stock pursuant to the Securities Exchange Act concurrently with the filing of this registration statement:

         Accelerated Acquisition XV, Inc.
         Accelerated Acquisition XVII, Inc.

            All of the blank check companies mentioned in this document are fully reporting to the SEC and are current on filings except for Accelerated Acquisitions II, Inc that has not reported since May 16, 2011 and Accelerated Acquisitions III that has not reported since November 16, 2010 for reason unknown. Additionally,  Mr. Neher is the Chief Executive Officer, President, Chief Financial Officer, Treasurer and a Director of Mikojo, Inc. a public reporting Internet search engine company that has not filed its Form 10K that was due September 30, 2011 or its form 10Q that was due November 15, 20011 with the SEC due to restructuring. Mikojo intends to have all its filings current on or before January 31, 2012. Mr. Neher has been affiliated with  Mikojo since 2009.

A conflict may arise with these listed blank check companies which also seek target companies.  It is anticipated that target companies will be located for the Company and other blank check companies in chronological order of the date of filing of the Form 10 registration statement of such blank check companies with the Securities and Exchange Commission or, in the case of blank check companies with the same filing date, numerically.

    Mr. Neher may become associated with additional blank check companies prior to the time that the Company has effected a business combination. Accelerated typically maintains an inventory of three to five blank check companies for potential business combinations.  As this inventory is depleted, it has been Accelerated’s practice to form additional blank check shell companies and file registration statements with respect thereto. The Company has no arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with or acquisition of, any private or public entity. No assurances can be given that we will successfully identify and evaluate suitable business opportunities or that we will conclude a business combination. Mr. Neher or Accelerated has not identified any particular industry or specific business within an industry for evaluation.

              Accelerated Venture Partners and Mr. Neher are involved with many entities which are both privately-held and publicly-reporting.  As such, Accelerated’s and Neher’s various business interests may inherently present conflicts of interest with the Company’s business.  Accelerated and Mr. Neher are under no legal or moral obligation to present any particular business opportunities to the Company (or for that matter to show them to other entities with which they are involved).  Stakeholders in the Company should assume that Accelerated and Mr. Neher will deal with any such business opportunities in a manner which is most beneficial to themselves and may not consider the benefit of such opportunities to the Company.   Therefore, as a result of these conflicts of interest, qualified business opportunities which could potentially be beneficial to the Company may be presented instead to other entities in which Accelerated and Mr. Neher may have an interest.
As such, demands may be placed on the time of Mr. Neher which will detract from the amount of time he is able to devote to the Company.  Mr. Neher intends to devote as much time to the activities of the Company as required, an estimated eight hours a week.  However, should such a conflict arise, there is no assurance that Mr. Neher would not attend to other matters prior to those of the Company.

 Mr. Neher is the president, sole director and shareholder of Accelerated which is the sole shareholder of the Company.  At the time of a business combination, some or all of the shares of common stock owned by Accelerated may be retired by the Company.  The amount of common stock which may be sold or continued to be owned by Accelerated cannot be determined at this time.

    The terms of a business combination may provide for a nominal payment by cash to Accelerated for the retirement of all or part of the common stock of the Company owned by them.

ITEM 6. EXECUTIVE COMPENSATION.

The Company’s officer and sole director have not received any cash remuneration since inception. He will not receive any remuneration until the consummation of an acquisition. No remuneration of any nature has been paid for on account of services rendered by a director in such capacity. Our officer and director intend to devote very limited time to our affairs.

It is possible that, after the Company successfully consummates a business combination with an unaffiliated entity, that entity may desire to employ or retain one or a number of members of our management for the purposes of providing services to the surviving entity. However, the Company has adopted a policy whereby the offer of any post-transaction employment to members of management will not be a consideration in our decision whether to undertake any proposed transaction.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of its employees.

There are no understandings or agreements regarding compensation our management will receive after a business combination that is required to be included in this table, or otherwise.

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

Except as otherwise indicated herein, there have been no related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 of Regulation S-B.

ITEM 8. LEGAL PROCEEDINGS.

Presently, there are not any material pending legal proceedings to which the Registrant is a party or as to which any of its property is subject, and no such proceedings are known to the Registrant to be threatened or contemplated against it.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE RGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

(a) Market Information.

The Common Stock is not trading on any stock exchange. The Company is not aware of any market activity in its Common Stock since its inception through the date of this filing.

(b) Holders.

As of November 7, 2011, there was one record holder of an aggregate of 5,000,000 shares of the Common Stock issued and outstanding.

(c) Dividends.

The Registrant has not paid any cash dividends to date and does not anticipate or contemplate paying dividends in the foreseeable future. It is the present intention of management to utilize all available funds for the development of the Registrant's business.

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES.

On October 21, 2011, the Registrant sold 5,000,000 shares of Common Stock to Accelerated Venture Partners, LLC for an aggregate investment of $2,000. The Registrant sold these shares of Common Stock under the exemption from registration provided by Section 4(2) of the Securities Act.

No securities have been issued for services. Neither the Registrant nor any person acting on its behalf offered or sold the securities by means of any form of general solicitation or general advertising. No services were performed by any purchaser as consideration for the shares issued.

The purchaser represented in writing that it acquired the securities for its own account. A legend was placed on the stock certificate stating that the securities have not been registered under the Securities Act and cannot be sold or otherwise transferred without an effective registration or an exemption therefrom.

ITEM 11. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

(a) Common and Preferred Stock.

The Company is authorized by its Certificate of Incorporation to issue an aggregate of 110,000,000 shares of capital stock, of which 100,000,000 are shares of common stock, par value $.0001 per share (the "Common Stock") and 10,000,000 are shares of preferred stock, par value $.0001 per share (the “Preferred Stock”). As of November 7, 2011, 5,000,000 shares of Common Stock and zero shares of Preferred Stock were issued and outstanding.

Common Stock

All outstanding shares of Common Stock are of the same class and have equal rights and attributes. The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company. All stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities. The stockholders do not have cumulative or preemptive rights.

Preferred Stock

Our Certificate of Incorporation authorizes the issuance of up to 10,000,000 shares of Preferred Stock with designations, rights and preferences determined from time to time by its Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the Common Stock. In the event of issuance, the Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although we have no present intention to issue any shares of its authorized Preferred Stock, there can be no assurance that the Company will not do so in the future.

The description of certain matters relating to the securities of the Company is a summary and is qualified in its entirety by the provisions of the Company's Certificate of Incorporation and By-Laws, copies of which have been filed as exhibits to this Form 10.

(b) Debt Securities.

None.

(c) Other Securities To Be Registered.

None.

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys' fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys' fees incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's certificate of incorporation, bylaws, agreement, a vote of stockholders or disinterested directors or otherwise.

The Company’s Certificate of Incorporation provides that it will indemnify and hold harmless, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.

The Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

●	any breach of the director's duty of loyalty to the corporation or its stockholders;

●	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

●	payments of unlawful dividends or unlawful stock repurchases or redemptions; or

●	any transaction from which the director derived an improper personal benefit.

The Company’s Certificate of Incorporation provides that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of our company existing at the time of such repeal or modification.

ITEM 13.  FINANCIAL STATEMENTS AND SUPPLEMENTAL DATA.

ACCELERATED ACQUISITION XV, INC.
(A Development Stage Company)

Table of Contents
November 7, 2011,

Peter Messineo Certified Public Accountant 1982 Otter Way Palm Harbor FL 34685 peter@pm-cpa.com T 727.421.6268 F 727.674.0511

REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

To the Board of Directors and Stockholders
Accelerated Acquisition XVI, Inc.

I have audited the accompanying Balance Sheet of Accelerated Acquisition XVI, Inc., (a Development Stage Company), as of November 7, 2011, and the related Statement of Operations, Stockholders Equity, and Cash Flows for the period from inception (October 21, 2011) to November 7, 2011. These financial statements are the responsibility of the Company’s management. My responsibility is to express an opinion on these financial statements based upon my audit.

I conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor was I engaged to perform an audit of its internal control over financial reporting, My audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, I express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Accelerated Acquisition XVI, Inc. as of November 7, 2011, and the results of its operations and its cash flows for the period from inception (October 21, 2011) to November 7, 2011 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred material losses, and has limited cash. These matters raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that may result should the Company be unable to continue as a going concern.

/s/ Peter Messineo, CPA
Peter Messineo, CPA
Palm Harbor FL
November 7, 2011

ACCELERATED ACQUISITION XVI, INC.
(A Development Stage Company)

Balance Sheet
November 7, 2011

Assets
Current Assets:
Cash	$200

Total Current Assets and Total Assets	$200

Stockholder’s Equity:
Common Stock, 100,000,000 shares authorized
5,000,000 shares @.0001 par issued and outstanding	$500
Preferred Stock, 10,000,000 shares authorized, 0 shares
issued and outstanding @ .0001 par value	-
Additional Paid in Capital	1,500
Deficit Accumulated During Development Stage	(1,800)

Total Stockholder’s Equity	$200

The accompanying notes are an integral part of these financial statements

ACCELERATED ACQUISITION XVI, INC.
(A Development Stage Company)

Statement of Operations
For the Period from Inception (October 21, 2011) to November 7, 2011

Revenues	$—

Costs and expenditures:

Professional fees	$1,800

Total costs and expenses	1,800

Net loss	$(1,800)

Weighted Average of Shares Outstanding	5,000,000

Loss per share	$(.00036)

The accompanying notes are an integral part of these financial statements.

ACCELERATED ACQUISITION XVI, INC.
(A Development Stage Company)

Statement of Stockholder’s Equity
For the Period from Inception (October 21, 2011) to November 7, 2011

	Common	Par
	Stock	Value	Total	APIC	Deficit	Total
Balance, Beginning	—	$—	$—	$—	—	$—

Issuance of Shares-Founders for cash	5,000,000	0.0001	500	1,500	—	2,000

Loss for the initial period	—	—	—	—	(1,800)	(1,800)

Balance, Ending	5,000,000	$0.0001	$500	$1,500	(1,800)	200

The accompanying notes are an integral part of these financial statements.

ACCELERATED ACQUISITION XVI, INC.
(A Development Stage Company)

Statement of Cash Flows
For the from Inception Period (October 21, 2011) to November 7, 2011

Cash Flows from operating activities:
Net Loss for the period	$(1,800)

Cash Flows from Financing Activities
Sale of Common Stock	2,000

Net Increase in Cash	200

Cash at the beginning of period	-

Cash at the end of period	$200

The accompanying notes are an integral part of these financial statements.

ACCELERATED ACQUISITION XVI, INC.
(A Development Stage Company)
Notes to Financial Statements
November 7, 2011

NOTE 1 - ORGANIZATION

Organization and Line of Business

Accelerated Acquisitions XVI, Inc. (the "Company") is currently a blank check company under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 7 and was incorporated under the laws of the State of Delaware on October 21, 2011. The Company’s purpose is to raise capital that is intended to be used in connection with its business plans which may include a possible merger, acquisition or other business combination with an operating business.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation/Going Concern

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. However, the Company has no established source of revenue. This matter raises substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management plans to take the following steps that it believes will be sufficient to provide the Company with the ability to continue in existence:

Management intends to raise financing through private equity financing or other means and interests that it deems necessary.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles require management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from these estimates.

Fair Value of Financial Instruments

The estimated fair values of cash, property and equipment and due to stockholder, none of which are held for trading purposes, approximate their carrying value because of the short-term maturity of these instruments or the stated interest rates are indicative of market interest rates.

ACCELERATED ACQUISITION XVI, INC.
(A Development Stage Company)
Notes to Financial Statements
November 7, 2011

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes

The Company follows the asset and liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. A valuation allowance is recorded to reduce the carrying amounts of deferred tax assets unless management believes it is more likely than not that such assets will be realized.

Basic and Diluted Income/(Loss) Per Share:

In accordance with SFAS No. 128, "Earnings Per Share," the basic income/(loss) per common share is computed by dividing net income/(loss) available to common stockholders by the weighted average number of common shares outstanding. Diluted income per common share is computed similar to basic income per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.

Revenue Recognition

Revenue is recognized in accordance with SEC Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements”. The Company recognizes revenue when the significant risks and rewards of ownership have been transferred to the customer pursuant to applicable laws and regulations, including factors such as when there has been evidence of a sales arrangement, the performance has occurred, or service have been rendered, the price to the buyer is fixed or determinable, and collectibility is reasonably assured.

NOTE 3 - STOCKHOLDERS’ EQUITY

The Company has issued 5,000,000 shares of its common stock as founder shares, for a total consideration of $2,000.

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

There are not and have not been any disagreements between the Registrant and its accountants on any matter of accounting principles, practices or financial statement disclosure.

ITEM 15.  FINANCIAL STATEMENTS AND EXHIBITS.

Financial Statements

See Item 13

Exhibits

Exhibit
Number	Description

3.1*	Certificate of Incorporation

3.2*	By-Laws

23.1	Auditor’s Consent

*Previously filed

SIGNATURES

In accordance with Section 12 of the Securities Exchange Act of 1934, the registrant caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

ACCELERATED ACQUISITION XVI, INC.

Date: January 25, 2012	By:	/s/ Timothy J. Neher
Name: Timothy J. Neher Title: President

INDEX TO EXHIBITS

Exhibit
Number	Description

3.1*	Certificate of Incorporation

3.2*	By-Laws

23.1	Auditor’s Consent

*Previously filed

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